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                               POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Charles F.
Cronin, J. Kendall Huber, and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all Registration Statements and all amendments thereto, including post-effective amendments, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by Allmerica Financial Life Insurance and Annuity Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

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

SIGNATURE                    TITLE                                                    DATE
---------                    -----                                                    ----

-------------------------    Chairman of the Board                                 02/01/2005
Frederick H. Eppinger Jr.

-------------------------    Director and Vice President                           02/01/2005
Bonnie K. Haase

-------------------------    Director, Senior Vice President,                      02/01/2005
J. Kendall Huber             General Counsel and Assistant Secretary

-------------------------    Director, Vice President and                          02/01/2004
John P. Kavanaugh            Chief Investment Officer

-------------------------    Vice President and Treasurer                          02/01/2005
Mark C. McGivney

-------------------------    Director, Chief Financial Officer                     02/01/2005
Edward J. Parry, III         and Assistant Treasurer

-------------------------    Director, President and Chief Executive Officer       02/01/2005
Michael A. Reardon

-------------------------    Director, Vice President and                          02/01/2005
Gregory D. Tranter           Chief Information Officer
